Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

November 18, 2003
Date of Report (Date of earliest event reported)

THE FLAMEMASTER CORPORATION
(Exact name of registrant as specified in charter)

NEVADA	0-2712	95-2018730
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 SHERMAN WAY
SUN VALLEY, CALIFORNIA 91352
(Address of principal executive offices and zip code)

(818)  982-1650
(Registrant's telephone number, including area code)

(818)  765-5603
(Registrant's facsimile number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        Flamemaster Corporation’s Board of Directors has authorized the spin-off of StarBiz Corporation, the Company’s investment and management service affiliate. The distribution of StarBiz shares will take the form of a stock dividend to Flamemaster shareholders of record date December 5, 2003. The distribution date is set for December 30, 2003. Flamemaster shareholders will receive one StarBiz share for every 120 Flamemaster shares owned. At this present time, Flamemaster owns over 99% of StarBiz.

The shares of StarBiz to be distributed will bear a Restrictive Legend, and no fractional shares will be issued. Fractions will be paid in cash at the rate of $1.25 for each Flamemaster share held on the record date.

The StarBiz Corporation stock will not be registered under the Securities Exchange Act of 1934, and StarBiz will not file periodic reports with the Securities Exchange Commission.

StarBiz Corporation owns most of the Marketable Securities formerly held by Flamemaster on a consolidated basis, which approximates $3,225,000. Some of these securities include issues that are illiquid and some bear restrictive legends.

In the latest 10Q filed by Flamemaster for the period ended June 30, 2003, Marketable Securities were listed as $3,191,621. StarBiz owned most of those securities as of the close October 31, 2003. Some marketable securities were converted into cash and remained on Flamemaster’s balance sheet.

Flamemaster is a Southern California based specialty chemical manufacturer of high performance sealants, adhesives and coatings.

StarBiz Corporation also operates in Southern California and is a management consulting business. StarBiz Corporation is a privately owned corporation

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAMEMASTER CORPORATION
(Registrant)

Date: November 18, 2003	/s/ JOSEPH MAZIN
(Signature) Joseph Mazin, President and Chairman and Chief Executive Officer